Exhibit 4.4
                                                                     -----------

                               SECURITY AGREEMENT

     This Security Agreement (the "Security Agreement"), dated as of July 21, 2003, is by and between GSV, Inc., a Delaware corporation (the "Debtor"), and Brooks Station Holdings, Inc., a Delaware corporation (the "Secured Party").

                                   Background
                                   ----------

     1. Pursuant to a stock redemption agreement between the Debtor and the Secured Party of even date herewith (the "Redemption Agreement"), the Debtor has redeemed 363,637 shares of its Series A Convertible Preferred Stock, par value $0.001 per share (the Series A Stock"), from the Secured Party in exchange for a payment of $263,800.70 in cash and a promissory note of the Debtor in the amount of $200,000 (the "Promissory Note").

     2. To induce the Secured Party to surrender the Series A Stock in exchange for the cash payment and the Promissory Note, the Debtor has agreed to provide the Secured Party with a first priority security interest in its assets under the terms and conditions set forth below.

                           N O W, T H E R E F O R E ,

     In consideration of the premises and the mutual covenants and agreements herein set forth, and in order to induce the Secured Party to surrender the Series A Stock in exchange for the cash payment and the Promissory Note, the Debtor hereby agrees with the Secured Party as follows:

     Section 1. Grant of Security Interest. The Debtor hereby grants to the Secured Party, on the terms and conditions hereinafter set forth, a first priority security interest in the collateral hereinafter identified (the "Collateral").

     Section 2. Collateral. The Collateral is all tangible and intangible assets of the Debtor of whatever kind and nature (including without limitation all accounts, chattel paper, commercial tort claims, documents, equipment, farm products, general intangibles, instruments, inventory, investment property, patents, trademarks tradenames, copyrights and all other intellectual property and the stock of all of Debtor's subsidiaries), in each case whether now owned or hereafter acquired and wherever located, and all proceeds thereof, together with all proceeds, products, replacements and renewals thereof.

     Section 3. Representations and Warranties; Covenants. The Debtor hereby warrants and covenants as follows:

     (a) The Debtor has title to the Collateral free from any lien, security interest, encumbrance or claim.
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     (b)  The Debtor will maintain the Collateral so as to preserve its value.

     (c) The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (d) The Debtor will pay when due all existing or future charges, liens, or encumbrances on the Collateral, and will pay when due all taxes and assessments now or hereafter imposed on or affecting it unless such taxes or assessments are diligently contested by the Debtor in good faith and reasonable reserves are established therefor.

     (e) All information with respect to the Promissory Note and the Collateral and account debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Debtor to the Secured Party, and all other written information heretofore or hereafter furnished by the Debtor to the Secured Party, is or will be true and correct in all material respects, as of the date furnished.

     (f) As soon as practicable following the date of execution of this Security Agreement, the Debtor will prepare, execute and file in Delaware a UCC-1 Financing Statement covering all Collateral, naming the Secured Party as a secured party thereunder.

     (g) The Debtor will maintain accurate records concerning the Collateral. Such records will be of such character as to enable the Secured Party or its representatives to determine at any time the status thereof.

     (h) The Debtor will permit the Secured Party and its representatives at any reasonable time to inspect any and all of the Collateral, and to inspect, audit and make copies of and extracts from all records and all other papers in possession of the Debtor pertaining to the Promissory Note and the Collateral.

     Section 4. Disposition of Collateral in Ordinary Course. Nothing herein shall prevent the Debtor from selling, trading in, or replacing any of the Collateral in the ordinary course of its business.

     Section 5. Secured Parties May Perform. Upon the occurrence of an "event of default" under the Promissory Note, at the option of the Secured Party, the Secured Party may discharge taxes, liens or security interests, or other encumbrances at any time hereafter levied or placed on the Collateral; and may pay for the maintenance and preservation of the Collateral. Until default, the Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement.


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     Section 6. Obligations Secured;  Certain Remedies.  This Security Agreement
secures the payment and performance of all obligations of the Debtor to the Secured Party under the Promissory Note, whether now existing or hereafter
arising  and  whether  for  principal,   interest,   costs,  fees  or  otherwise
(collectively, the "Obligations"). Upon the occurrence of an event of default under the Promissory Note, the Secured Party may declare all obligations secured hereby immediately due and payable and may exercise the remedies of a secured party under the Uniform Commercial Code. Without limiting the foregoing, the Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties or to execute appropriate documents of assignment, transfer and conveyance, in each case, in order to permit the Secured Party to take possession of and title to the Collateral. Unless the Collateral is perishable or threatens to decline rapidly in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed to the Debtor via registered or certified mail, postage prepaid, at least fifteen (15) days before the time of sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like, shall include the Secured Party's reasonable attorneys' fees and legal expenses.

     Section  7.  Debtor  Remains  Liable.   Anything  herein  to  the  contrary
notwithstanding:

     (a) Notwithstanding the exercise of any remedy available to the Secured Party hereunder or at law in connection with an event of default, the Debtor shall remain liable to repay the balance, if any, remaining unpaid and outstanding under the Promissory Note after the value or proceeds received by the Secured Party in connection with such remedy is subtracted. The Secured Party shall promptly deliver and pay over to the Debtor any portion of the value or proceeds received in connection with such remedy that remains after the unpaid and outstanding portion of the Promissory Note is paid in full.

     (b) The Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

     (c) The exercise by the Secured Party of any of its rights hereunder shall not release the Debtor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

     (d) The Secured Party shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


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     Section 8. Security Interest Absolute.  All rights of the Secured Party and the security interests granted to the Secured Party hereunder shall be absolute and unconditional, to the maximum extent permitted by law, irrespective of:

     (a) Any lack of validity or enforceability of the Promissory Note or any other document or instrument relating thereto;

     (b) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or any other amendment to or waiver of or any consent to any departure from the Promissory Note or any other document or instrument relating thereto;

     (c) Any exchange, release or non-perfection of any collateral (including the Collateral), or any release of or amendment to or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

     (d) Any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor, a guarantor or a third party grantor of a security interest.

     Section 9. Additional Assurances. At the request of the Secured Party, the Debtor will join in executing or will execute, as appropriate, all necessary financing statements in a form satisfactory to the Secured Party, and the Debtor will pay the cost of filing such statements, including all statutory fees. The Debtor will further execute all other instruments deemed necessary by the Secured Party and pay the cost of filing such instruments.

     Section 10. Representations, Warranties and Covenants Concerning Debtor's Legal Status.

          The Debtor covenants with the Secured Party as follows:

               (i) without providing 15 days prior written notice to the Secured Party, Debtor will not change its name, its place of business, or, if more than one, its chief executive offices or its mailing address; and

               (ii) without  providing  15  days  prior  written  notice  to the
                    Secured Party, Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

     Section 11. Expenses. The Debtor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization


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upon, any of the Collateral upon the occurrence of an event of default, (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder,  or
(iii) the failure by the Debtor to perform or observe any of the provisions hereof.

     Section 12. Notices of Loss or Depreciation. The Debtor will immediately notify the Secured Party of any claim, suit or proceeding against any Collateral or any event causing loss or depreciation in the value of Collateral, including the amount of such loss or depreciation.

     Section 13. No Waivers. No waiver by the Secured Party of any default shall operate as a waiver of any other default or of the same default on any subsequent occasion.

     Section 14. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Obligations, (ii) be binding upon Debtor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Secured Party will execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

     Section 15. Governing Law. This Security Agreement shall be governed by the laws of the State of New York, without giving effect to such jurisdiction's principles of conflict of laws, except to the extent that the validity or the perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

     Section 16. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 17. Remedies Cumulative. The rights and remedies herein are cumulative, and not exclusive of other rights and remedies which may be granted or provided by law.

     Section 18. Notices. Any demand upon or notice to the Debtor hereunder shall be effective when delivered by hand or when properly deposited in the mails postage prepaid, or sent by electronic facsimile transmission, receipt acknowledged, or delivered to an overnight courier, in each case addressed to the Debtor at the address shown below or such other address as the Debtor advises the Secured Party in writing. Any notice by the Debtor to the Secured Party shall be given as aforesaid, addressed to the Secured Party at the address shown below or such other address as the Secured Party may advises the Debtor in writing:

If to Secured Party:    Brooks Station Holdings, Inc.
                        c/o Cavallo Capital Corp.
                        660 Madison Avenue
                        New York, New York 10021


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        If to Debtor:           GSV, Inc.
                                191 Post Road
                                Westport, Connecticut 06880

         With a copy to:        Davis & Gilbert LLP
                                1740 Broadway
                                New York, New York 10019
                                Attn:  Ralph W. Norton, Esq.

     Section 19. Entire Agreement. This Security Agreement and the documents and instruments referred to herein embody the entire agreement entered into between the parties relating to the subject matter hereof, and may not be amended, waived, or discharged except by an instrument in writing executed by the party against whom enforcement of said amendment, waiver, or discharge is sought.

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     IN WITNESS WHEREOF,  the parties hereto,  by their duly authorized  agents, have executed this Security Agreement as of the date set forth above.



                                        GSV, INC.


                                        By: /s/ Gilad Gat
                                            -------------
                                            Name: Gilad Gat
                                            Title: President


                                        BROOKS STATION HOLDINGS, INC.


                                        By: /s/ Daniel Golan
                                            ----------------
                                            Name:  Daniel Golan
                                            Title: Vice President and Secrtary


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